UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2021

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375, Elgin, IL 60123
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Tony Chase to the Board of Directors

On January 29, 2021, the Board of Directors of Heritage-Crystal Clean, Inc. (the “Company”) increased the size of the Board by one director. On January 30, 2021, the Board of Directors of the Company filled the new director position by appointing Anthony Chase, age 65, to serve as a class II director, with a term expiring at the 2022 annual meeting of stockholders. Mr. Chase has been Chairman & CEO of ChaseSource, LP, a staffing, facilities management and real estate development firm, since 2007. Tony currently serves on the board of Cullen Frost Bank, and served on the board of Anadarko Petroleum from 2016 to 2020. He is a graduate of Harvard College, received a law degree from Harvard Law School and an MBA from Harvard Business School.

Mr. Chase will serve on the Nominating and Governance Committee, and shall be entitled to receive the same compensation for his services that other non-employee directors and committee members receive for their services. The Company's non-employee director compensation was described in Item 5.02 of the Company's Current Report on Form 8-K dated May 4, 2012, which description is incorporated herein by reference.

There are no relationships or related transactions to which Mr. Chase is a party that would be required to be disclosed under Item 404(a) of Regulation S-K.

Exhibit Number	Description
10.1	Second Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: February 3, 2021	By: /s/ Mark DeVita Title: Chief Financial Officer